UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):

January 18, 2022

Dun & Bradstreet Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

101 JFK Parkway Short Hills, NJ 07078
(Address of principal executive offices)

(973) 921-5500

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Incremental Term Loan Facility

General

On January 18, 2022, The Dun & Bradstreet Corporation (the “Borrower”), an indirect wholly owned subsidiary of Dun & Bradstreet Holdings, Inc. (the “Company”), and certain subsidiaries of the Company entered into the Amendment No. 5 to Credit Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent and the other lenders party thereto, which Amendment amends that certain Credit Agreement dated as of February 8, 2019 (as amended, restated, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as further amended by the Amendment, the “Amended Credit Agreement”). The initial term loans prior to the closing of the Amendment are collectively referred to herein as the “Existing Term Loans.” The Amendment amends the Existing Credit Agreement to, among other things, (a) establish Incremental Term Loans (the “Incremental Term Loans”) in an aggregate principal amount of $460,000,000 and (b) to use the proceeds of such Incremental Term Loans to redeem the Borrower’s outstanding 6.875% senior first lien notes due 2026 (the “Redemption”) and pay related fees, costs, premiums and expenses.

The Incremental Term Loans were fully funded on January 18, 2022 and has a maturity date of January 18, 2029. The Incremental Term Loans will bear interest at a rate equal to SOFR plus 3.25%. There is a 0% SOFR floor with respect to the Incremental Term Loans. The Incremental Term Loans will amortize in equal quarterly installments in aggregate amounts equal to 1.00% of the aggregate principal amount of the Incremental Term Loans. For six months after the closing of the Amendment, voluntary repayments of the Incremental Term Loans and certain other repricing events will be subject to a premium of 1.00% of the aggregate principal amount of the term loans being repaid. Except as otherwise provided in the Amendment, the other terms applicable to the Incremental Term Loans are the same as those applicable to the Existing Term Loans that were in effect prior to the Amendment.

Except as amended by the Amendment, the terms of the Existing Credit Agreement remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1 and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On January 18, 2022, the Company issued a press release announcing the closing of the Incremental Term Loans and the Redemption. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	Amendment No. 5 to Credit Agreement, dated January 18, 2022, by and among The Dun & Bradstreet Corporation, as Borrower, Star Intermediate III, LLC, as Holdings, the Guarantors party thereto, Bank of America, as Administrative Agent and the other lenders party thereto from time to time

Exhibit 99.1	Press Release, dated January 18, 2022, announcing the closing of the Incremental Term Loans and the Redemption

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Bryan T. Hipsher
Bryan T. Hipsher
Chief Financial Officer
(Principal Financial Officer)

Date:	January 18, 2022